Exhibit 99.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO RIGHTS OF SETOFF AS SET FORTH IN SECTION 11 HEREOF.

THE TRANSFER, SALE AND ASSIGNMENT OF THIS NOTE ARE SUBJECT TO RESTRICTIONS. NO TRANSFER, SALE OR ASSIGNMENT OF THIS NOTE SHALL BE EFFECTIVE UNLESS MADE IN COMPLIANCE WITH THE PROVISIONS HEREOF AND PROPERLY REFLECTED IN THE REGISTER.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE FOR U.S. FEDERAL INCOME TAX PURPOSES, PLEASE CONTACT [Visant to provide].

VISANT CORPORATION

FORM OF BUYER PIK NOTE

[No. [—]]

$[ ][1]	[Effective Date]

FOR VALUE RECEIVED, Visant Corporation, a Delaware corporation (the “Payor”), promises to pay to [name of each Seller] (the “Payee”), in lawful money of the United States of America, the principal sum of                      ($        ), together with all accrued and unpaid interest in accordance with Section 2 below. This Buyer PIK Note (this “Note”) is one of a series of Buyer PIK Notes (collectively, the “Notes”) issued by the Payor to the Sellers (as defined below) under that certain Stock Purchase Agreement, dated as of [            ], 2013 (the “Stock Purchase Agreement”), by and among Jostens, Inc., a Delaware corporation (the “Buyer”), American Achievement Group Holding Corp., a Delaware corporation (the “Company”), the Payor, solely with respect to Section 12.13 of the Stock Purchase Agreement, each holder of outstanding equity interests of the Company (each, a “Seller” and collectively, the “Sellers”) and American Achievement Holdings LLC, in its capacity as Sellers’ Representative, pursuant to which Buyer is acquiring 100% of the outstanding equity interests of the Company.

1. Defined Terms. Capitalized terms used herein but not defined shall have the meaning set forth in that certain Indenture, dated as of September 22, 2010 (as amended or modified from time to time, the “Indenture”), among the Payor, certain of the Payor’s Domestic Subsidiaries and U.S. Bank National Association, as Trustee.

[1]	Note that the principal amount will be the discounted amount of the Note.

2. Interest. Interest shall accrue, compounding annually, on the principal balance of this Note (without regard to any partial prepayments made pursuant to Section 4) from and including the date hereof to but excluding the date on which the Note is paid in full, at a rate per annum equal to 12%. On each anniversary of the date of issuance of this Note, the Payor shall capitalize the interest payable and add such interest to the principal amount of this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months (and in respect of any partial month in any period of calculation, based on the number of days elapsing in such month during such period).

3. Method of Payment. All amounts payable hereunder shall be payable in lawful money of the United States of America by check at the offices of Payee or, at the written request of the Payee, by check mailed to the address of the Payee specified in such request or, at the option of the Payor, by wire transfer to an account designated in a notice by Payee maintained by Payee with a bank located in the United States. Payee must surrender this Note (or a new Note pursuant to Section 14(b)) to the Payor to collect any payment.

4. Optional Prepayments. Subject to the terms and conditions of the outstanding indebtedness of the Payor, the Payor may voluntarily prepay, in whole or in part, any principal amount of this Note outstanding together with any accrued and unpaid interest on such principal amount of this Note then being paid, but excluding, the date of payment, at any time and from time to time without premium or penalty; provided that if the Note is prepaid in full, the amount of such prepayment shall be equal to the Maturity Payment and if the Note is prepaid in part, such optional prepayments shall be applied to reduce the amount required to be paid pursuant to Section 5 below. Notice of each optional prepayment of this Note pursuant to this Section 4 shall be given in accordance with Section 19 hereof not fewer than three Business Days before the prepayment date, in each case by mailing to the Payee a notice of intention to prepay, which such notice specifies the date of prepayment, the aggregate amount of this Note held by the Payee to be repaid on such date, the principal amount of this Note held by the Payee to be repaid on such date the accrued interest applicable to such repayment and any condition to such prepayment. As between all holders of the Notes, optional payments will be made ratably among all holders of the Notes in an amount proportionate to the aggregate principal amount of the Notes held by such holders of the Notes. Notwithstanding the foregoing, but subject to Section 11 hereto, so long as the Escrow Agent (as defined below) holds the Escrow Notes pursuant to the Escrow Agreement, dated as of [                    ] (the “Escrow Agreement”) by and among Jostens, Inc., American Achievement Holdings LLC, in its capacity as Sellers’ Representative, and [                    ], as escrow agent (the “Escrow Agent”), no payments will be made with respect to the Escrow Notes prior to the payment in full of all Notes other than the Escrow Notes. “Escrow Notes” means the Notes delivered to the Escrow Agent pursuant to Section 2.3.3 of the Stock Purchase Agreement

5. Mandatory Payments.

(a) On the date that is 15 months from the Closing (as defined in the Stock Purchase Agreement) or December 22, 2015 (whichever is later, such later date, the “Maturity Date”), to the extent any amounts under this Note remain outstanding, the Payor shall make such payments to Payee in an amount equal to (i) the initial principal amount of this Note (as may be increased from time to time in accordance with Section 2) together with any accrued and unpaid interest on the initial principal amount of this Note (as may be increased from time to time in accordance with Section 2) then being paid, but excluding the date of payment, less (ii) any prepayments made under Section 4 prior to the date of payment (such amount, the “Maturity Payment”). For the avoidance of doubt, the Maturity Payment amount (when calculated without regard to any prior payments made under Section 4 with respect to this Note) will be $[        ].

(b) Upon the occurrence of a Change of Control, the Payor shall pay the entire Maturity Payment to the Payee upon the consummation of such Change of Control.

(c) In the event the Payor engages in a transaction or a series of related transactions that constitute a financing or repaying of all or substantially all of the Indebtedness outstanding under the Indenture and the Senior Credit Facilities (a “Refinancing”), the Payor shall pay the Maturity Payment to the Payee upon the consummation of such Refinancing.

(d) Notice of each mandatory prepayment of this Note pursuant to Sections 5(b) and 5(c) shall be given in accordance with Section 19 hereof not fewer than three Business Days before the prepayment date, in each case by mailing to the Payee a notice of intention to prepay, which such notice specifies the date of prepayment, the aggregate amount of this Note held by the Payee to be repaid on such date, the principal amount of this Note held by the Payee to be repaid on such date, the accrued interest applicable to such repayment and any conditions to such repayment.

(e) As between all holders of the Notes, mandatory payments will be made ratably among all holders of the Notes) in an amount proportionate to the aggregate principal amount of the Notes held by such holders of the Notes. Notwithstanding the foregoing, but subject to Section 11 hereto, so long as the Escrow Agent holds the Escrow Notes pursuant to the Escrow Agreement, no payments will be made with respect to the Escrow Notes prior to the payment in full of all Notes other than the Escrow Notes.

6. Representations and Warranties. The Payor represents and warrants as of the date of this Note that:

(a) The Payor is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Payor has the requisite power and authority to transact the business it transacts and proposes to transact, and to execute and deliver this Note.

(b) This Note has been duly authorized by all necessary action on the part of the Payor and this Note constitutes a legal, valid and binding obligation of the Payor enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth herein may be limited by equitable principles (regardless of whether enforcement is considered in a court of law or a proceeding in equity).

(c) The execution, delivery and performance by the Payor of this Note will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Payor under its Organizational Documents or any other material agreement or instrument to which the Payor is bound or by which the Payor or any of its properties may be bound or affected or (ii) violate any provision of any material statute or other rule or regulation of any Governmental Authority applicable to the Payor.

(d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Payor of this Note.

7. Covenants. The Payor covenants and agrees that so long as this Note is outstanding:

(a) The Payor may not consolidate or merge with or into or wind up into (whether or not the Payor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

i. the Payor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Payor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Payor”);

ii. the Successor Payor, if other than the Payor, expressly assumes all the obligations of the Payor under this Note pursuant to documents or instruments in form reasonably satisfactory to the Payee;

iii. immediately after such transaction, no Note Event of Default exists;

iv. immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

1) the Successor Payor would be permitted to incur at least $1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1011(a) of the Indenture or

2) the Fixed Charge Coverage Ratio for the Successor Payor and the Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for the Payor and the Restricted Subsidiaries immediately prior to such transaction;

v. the Payor shall have delivered to the Payee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer comply with this Note.

vi. The Successor Payor shall succeed to, and be substituted for the Payor under this Note.

(b) Notwithstanding clauses 7(a)(iii) and (iv) above,

i. any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Payor; and

ii. the Payor may merge with an Affiliate of the Payor solely for the purpose of reincorporating the Payor in another state of the United States so long as the amount of indebtedness of the Payor and the Restricted Subsidiaries is not increased thereby.

(c) Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Payor in accordance with Sections 7(a) or 7(b) hereof, the successor Person formed by such consolidation or into which the Payor, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of the Payor under this Note with the same effect as if such successor Person had been named as the Payor herein. When a successor Person assumes all obligations of its predecessor hereunder this Note, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on this Note.

(d) Sections 1010 through 1015 and Section 1017(a) and (b) of the Indenture are hereby incorporated by reference; provided that Sections 1010, 1011, 1013 through 1015 and 1017(a) and (b)

shall not apply upon the occurrence of a Covenant Suspension Event pursuant to and in accordance with Section 1019 of the Indenture; provided, further, that references to “Trustee” shall be to each holder of the Notes.

(e) Sections 1004 through 1007 and Section 1019 of the Indenture are hereby incorporated by reference; provided that references to “Trustee” shall be to each holder of the Notes.

(f) Sections 1008 and 1009 (solely with respect to obligations to deliver reports on Forms 10-K, 10-Q and 8-K) of the Indenture are hereby incorporated by reference; provided that references to “Trustee” shall be to each holder of the Notes.

(g) For the avoidance of doubt, in no event shall the holders of the Notes have any consent rights under the provisions incorporated by reference herein.

(h) The Payor will not enter into any contractual obligations that would restrict or prohibit the ability of the Payor to make the Maturity Payment on the Maturity Date or following the exercise of remedies under Section 9 herein.

8. Events of Default. Each of the following events shall be a “Note Event of Default” hereunder (it being understood that the event described in clause (e) below shall not be a Note Event of Default until 1 Business Day has elapsed following the 20 day period described below without any of the actions described in clauses (1), (2) or (3) of the proviso to clause (e) having occurred):

(a) The Payor shall fail to pay any amount under this Note or any other Buyer PIK Note issued to any Seller pursuant to the Stock Purchase Agreement when due in accordance with the terms hereof or thereof (whether at stated maturity, by mandatory payment or otherwise) and such failure shall continue for five (5) days after such failure; provided that interest shall continue to accrue at a rate equal to 12% per annum during such five (5) day period until such payment is made.

(b) The Payor fails to comply with its obligations under Section 7(a)(ii) (provided that, if an event of default under the Indenture results from a breach of Section 801(a)(2) of the Indenture as a result of the same transaction, the Payor shall be afforded the opportunity to cure a breach of Section 7(a)(ii) hereunder until the date that is no later than the date it cures such event of default under the Indenture).

(c) (x) The Payor fails to comply for 30 days with its obligations under Section 7(e) (which default shall be limited solely to the failure to give the notice of a Covenant Suspension Event) or (y) a breach of Section 7(h) hereunder continues for 30 days.

(d) The Payor fails to comply for 120 days with its obligations under Section 7(f) (but only with respect to Section 1009 of the Indenture) hereunder.

(e) There occurs a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Payor or any Restricted Subsidiary, other than Indebtedness owed to the Payor or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of this Note, if both:

i. such default either results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

ii. the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more (which aggregate minimum amount applicable to the other Notes shall be $25.0 million or more) at any one time outstanding;

provided that, in the event of the foregoing, such event and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Payee, if within 20 days after such event arose:

(1) the Indebtedness or guarantee that is the basis for such event has been discharged;

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such event; or

(3) if the default that is the basis for such event has been cured.

(f) Any representation, warranty, certification or statement of fact made or deemed made by the Payor herein or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made and is not cured within 30 days after such event arose; provided, that no Event of Default will be deemed to have occurred if such failure to correct would not have an adverse effect on the ability of Payee to be paid amounts due hereunder in cash at the Maturity Date or in a legal proceeding.

(g) The occurrence of an Event of Default under Section 501(8) of the Indenture, provided that, in the event that the Indenture is redeemed, paid off or otherwise terminated prior to the Maturity Date, the Event of Default under Section 501(8) of the Indenture as of the date of such redemption, payment or termination shall remain incorporated herein by reference as if it was still in effect.

Notwithstanding anything in this Section 8, no grace periods or cure periods (other than as expressly set forth in Section 8(a)) that would otherwise prevent a Note Event of Default from being in effect shall extend beyond the Maturity Date or delay the payment of the Maturity Payment.

9. Remedies.

(a) Upon the occurrence of a Note Event of Default, the Maturity Payment shall, at the option of the Payee, become due, payable and collectible by the Payee pursuant to applicable law. Payee shall have all rights and remedies available to it at law and in equity.

(b) Notwithstanding clause (a) above, in the event of any Note Event of Default specified in Section 8(g) occurs and is continuing, then the Maturity Payment shall ipso facto become and be immediately due and payment without any notice, declaration or other act on the part of the Payee.

(c) All remedies hereunder and at law and in equity are and shall be, to the extent permitted by law, cumulative and concurrent and shall be in addition to every other right, power and remedy pursuant to this Note at law and in equity, and the exercise or beginning of exercise by the Payee of any one or more of such rights or remedies shall not preclude simultaneous or later exercise by the Payee of any or all such other rights, powers and remedies.

(d) Failure by the Payee to exercise any of its rights upon a Note Event of Default by the Payor shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same or any other event. The acceptance by the Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver by the Payee of any of its rights to collect payment at that time, or at any subsequent time, or nullify any prior exercise of any such option, without the express written consent of the Payee.

10. Subordination. The Payor’s obligations in respect of the Buyer PIK Note shall be subordinated in right of payment to the obligations in respect of the Payor’s 10.00% Senior Notes due 2017 issued pursuant to the Indenture, to any other notes issued pursuant to such Indenture, to any senior unsecured fixed rate bridge loans (including senior unsecured notes issued in lieu or in exchange thereof) incurred by the Payor and to any of the Payor’s senior secured indebtedness, including any senior secured notes. If any payment shall be received by the Payee in violation of the foregoing sentence, such payment shall promptly be paid over by the Payee to the holders of the indebtedness benefitting from such subordination as their interests may appear (or as otherwise instructed by a court of competent jurisdiction).

11. Setoff. Notwithstanding anything to the contrary in this Note, the outstanding principal amount of this Note, and any accrued and unpaid interest thereon (including any interest capitalized and added to the principal amount of this Note), may be reduced by setoff against any amounts due and owing pursuant to Section 11.9 of the Stock Purchase Agreement. For the avoidance of doubt, any setoff against this Note is not required to be on a pro rata basis with the other Notes. Any such reduction shall be treated by all parties hereof for tax purposes as an adjustment to the Common Stock and Warrants Purchase Price (as defined in the Stock Purchase Agreement).

12. Waivers. Payor waives presentment, demand, notice of nonpayment, protest and notice of protest, bringing of suit against another and diligence in taking any action to collect any amount owing under this Note or in any proceeding against any of the rights and properties securing payment of this Note.

13. Payments Not on a Business Day. If any payment hereunder becomes due and payable on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day. Interest will not accrue during any such extension.

14. Transfers; Lost, Stolen or Mutilated Notes.

(a) Payee may transfer or assign this Note or any interest herein in full or in part to any Permitted Assignee without the prior written consent of the Payor; provided that Payee and prospective assignee execute and deliver an Assignment and Assumption Agreement to the Payor substantially in the form of Exhibit A attached hereto prior to the effectiveness of such assignment, after which such assignment shall be recorded on the Register. Payee may otherwise not assign this Note without the prior written consent of the Payor. For purposes hereof, “Permitted Assignee” means, any Affiliate of a holder of the Notes; provided that no transfer shall be permitted to a Person to the extent that such transfer would result in any withholding obligations.

(b) Upon receipt by the Payor from a registered Payee of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note, and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (ii) in the case of mutilation, upon surrender and cancellation thereof, the Payor shall, at its own expense, execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

(c) The Payor shall establish and maintain a separate register (the “Register”) setting forth the name and address of each Noteholder, the dates and amount of any payment of principal and interest on this Note and the unpaid principal and interest amounts owed to each Noteholder. The entries in the Register shall be conclusive, absent manifest error, and all parties shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Noteholder. The Payor shall promptly record any assignment permitted pursuant to this Section 14(a) above or any issuance of a new Note pursuant to Section 14(b) in the Register. This provision shall be construed so that this Note is at all times maintained in “registered form” within the meaning of the Code and the United States Treasury Regulations promulgated thereunder.

(d) In the event of any transfers of this Note pursuant to this Section 15, the Payor may continue to fulfill any notice requirements to the Payee under this Note by providing such notice to the original holder of this Note without giving effect to such transfer.

15. Successors and Assigns. All covenants and other agreements contained in this Note or pursuant to Section 16 by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns (including, without limitation, any subsequent Noteholder) whether so expressed or not.

16. Amendment, Supplement and Waiver.

(a) This Note may be amended or supplemented with the consent of the Payee, and any existing default or compliance with any provision of this Note may be waived by the Payee. Without the consent of the Payee, the Payor may amend or supplement this Note to cure any ambiguity, defect, omission, mistake or inconsistency or to make any change that would provide any additional rights or benefits to the Payee or to add covenants for the benefit of the Payee or, in the event the Indenture is amended or modified in accordance with its terms, and regardless of whether consent of the holder is required thereunder, to cause any applicable provisions in this Note to be consistent with such amended or modified terms contained in the Indenture.

(b) In the event the Indenture is amended in accordance with its terms and a holder of the notes under the Indenture receives a fee in connection with such amendment, the Payee shall receive its Pro Rata Portion of such fee. “Pro Rata Portion” shall mean a percentage expressed as the quotient of (i) the principal balance of this Note plus any accrued and unpaid interest as of the date preceding such amendment divided by (ii) the sum of (A) the aggregate amount of Indebtedness under the Indenture (which shall, in each case, include accrued but unpaid interest) and (B) the aggregate principal balance of all of the Buyer PIK Notes outstanding as of the date preceding the amendment plus any accrued and unpaid interests as of such date on such Buyer PIK Notes.

(c) Any amendment or waiver consented to as provided in this Section 16 is binding upon the Payee and the Payor without regard to whether this Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, default or Note Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Payor and the Payee nor any delay in exercising any rights hereunder or under this Note shall operate as a waiver of any rights of the Payee.

17. Maximum Rate. In no event shall any interest or fee to be paid hereunder or under this Note exceed the maximum rate permitted by law. In the event any such interest rate or fee exceeds such maximum rate, such rate shall be adjusted downward to the highest rate (expressed as a percentage per annum) or fee that the parties could validly have agreed to by contract on the date hereof under law.

18. Currency. Each payment under this Note shall be made in lawful money of the United States of America.

19. Notices. Any notices or other communications required or permitted under this Note shall be deemed to have been properly given and delivered if in writing by such party or its legal representative and delivered personally or sent by facsimile, nationally recognized overnight courier service guaranteeing overnight delivery, or registered or certified mail, postage prepaid, addressed as follows:

If to the Payor:	Visant Corporation
357 Main Street Armonk, New York 10504
Attention: Marie Hlavaty
Facsimile: (914) 595-8237

With a copy (which shall not constitute notice) to:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017
Attention: Marni Lerner Facsimile: (212) 455-2502

If to the Payee:	[ ]
[ ]
Attention: [ ]
Facsimile: [ ]

With a copy (which shall not constitute notice) to:	[ ] [ ]
Attention: [ ] Facsimile: [ ]

Unless otherwise specified in this Note, such notices or other communications shall be deemed given (a) on the date delivered, if delivered personally, (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery, (c) on the date delivered, if delivered by facsimile during business hours (or one (1) Business Day after the date of delivery if delivered after business hours) and (d) five (5) Business Days after being sent, if sent by registered or certified mail. Each of the Payor and Payee shall be entitled to specify a different address by delivering notice pursuant to this Section 19.

20. Governing Law; Severability. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provisions shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note.

21. Pari Passu Notes. Payor and Payee each acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest thereon shall be pari passu in right of payment and in all other respects to the other Buyer PIK Notes issued to Sellers pursuant to the Stock Purchase Agreement.

22. No Recourse. This Note may not be enforced against, and no claims or causes of action that may be based upon, arise out of or relate to this Note, or the negotiation, execution or performance of this Note may be made against, any former, current or future director, officer, agent, Affiliate (other than Payor and its successors and permitted assignees), manager, assignee or employee of the Payor (or any of their successors or permitted assignees), any former, current or future general or limited partner, manager, member or stockholder of the Payor (or any of its successors or permitted assignees) or any Affiliate thereof (other than the Payor and its successors and permitted assignees) or any former, current or future director, officer, agent, employee, Affiliate (other than Payor and its successors and permitted assignees), assignee, general or limited partner, stockholder, manager or member of any of the foregoing (other than the Payor) (the foregoing Persons, other than the Payor and its successors and permitted assignees, collectively, the “Payor Protected Parties”), none of the Payor Protected Parties shall have any liability for any obligations or liabilities of Payor, the Buyer or any Affiliate under this Note or for any claims based on, or by reason of, the transactions contemplated by this Agreement and in no event shall any Payee or its Affiliates, and the Payee agrees not to and to cause its Affiliates not to, seek to enforce this Note against, make any claims for breach of this Note against, or seek to recover monetary damages from any Payor Protected Party. This waiver and release is part of the consideration for issuance of this Note.

23. Taxes.

(a) The Payee shall deliver, in a timely manner, all documentation and provide such representations, if any, necessary for the Payor not to be required to deduct or withhold any taxes relating to any payments by or on account of any obligations of the Payor hereunder.

(b) The Payee will, upon each of (i) the execution of this Note, (ii) whenever any documentation previously provided becomes obsolete or invalid, and (iii) from time to time, as reasonably requested by the Payor, in a timely manner, execute and deliver or cause to be delivered to the Payor, two original copies (or more as the Payor may reasonably request) of a complete, accurate and valid Internal Revenue Service Form W-9 or appropriate Form W-8 or other applicable form, certificate or document prescribed by the United States Internal Revenue Service (including, if applicable, any documentation necessary to prevent withholding under, or to allow the Payor to comply with, Sections 1471-1474 of the Code or any United States Treasury Regulations or other administrative guidance promulgated thereunder) or as otherwise reasonably requested by the Payor, certifying as to the Payee’s exemption from withholding or deduction of taxes and/or containing all required information in order for the Payor to determine, if applicable, the required rate of withholding or deduction.

(c) The Payor shall not deduct or withhold amounts for taxes from any payment.

(d) The Payor and the Payee shall each pay 50% of any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including interest, penalties or additions thereto) arising from the execution or delivery of this Note; provided, however, that the Payee shall pay any and all such present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including interest, penalties or additions thereto) arising from any transfer of the Note to any successor or permitted assign or pursuant to Section 14(b).

24. No Third Party Beneficiaries. Nothing in this Note shall be deemed or construed to give any Person, other than the Payor and the Payee and their respective permitted successors and assigns, any legal or equitable rights hereunder.

[25. Escrow Notes. Prior to the Escrow Fund Release Date (as defined in the Escrow Agreement), the Payee consents to the delivery by the Payor directly to the Escrow Agent and not to the Payee of any Escrow Property (as defined in the Escrow Agreement) in respect of this Note (including any cash received pursuant to the terms of this Note) which Escrow Property shall be released to the Payee in accordance with the terms of the Escrow Agreement]2

IN WITNESS WHEREOF, the undersigned Payor has executed this Note on the first date written above.

VISANT CORPORATION

By:
Name:
Title:

[2]	NTD: to be included in any Escrow Note.

EXHIBIT A

[FORM OF ASSIGNMENT AND ASSUMPTION]

This ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE (this “Agreement”) is made as of the      day of [        ], by and among [            ] (the “Payor”), [            ] (the “Payee”) and [            ] (the “Substitute Payee”).

WHEREAS, Payor entered into a certain Promissory Note dated [                    ] (the “Note”), for the benefit of and payable to the order of the Payee, in the original principal amount of $[        ];

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Substitute Payee hereby agrees as follows:

1. Assignment and Assumption. Subject to all of the terms and conditions set forth herein, Payee hereby assigns to the Substitute Payee, and the Substitute Payee hereby assumes unconditionally, Payee’s rights, liabilities and obligations under the Note. The Substitute Payee acknowledges, confirms and agrees that at all times it will remain liable for each and all of its liabilities and obligations under the Note, in accordance with the terms and provisions thereof.

2. Release. Effective upon the execution and delivery of a note in the form attached hereto by the Payor to Substitute Payee (the “Effective Time”), Payee hereby releases Payor from all liabilities and obligations under the Note, and Payee shall mark the Note as of the Effective Time cancelled and deliver such cancelled note to the Payor.

3. The Substitute Payee. The Substitute Payee:

(a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become the Payee under the Note, (ii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Note and either it, or the person exercising discretion in making its decision to acquire the Note, is experienced in acquiring assets of such type, (iii) it has received a copy of the Note and such other documents and information as it deems reasonably appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the Note, [and] (iv) it has, independently and without reliance upon the Payor or the Payee and based on such documents and information as it has deemed reasonably appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase the Note, [and (v) it is a Permitted Assignee,]3 and

(b) agrees that (i) it will, independently and without reliance upon the Payor or the Payee, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Note are required to be performed by it as a Payee.

[3]	Include if assignment is to a Permitted Assignee per Section 14 of the Note.

[4. Consent. By its signature hereto, the Payor hereby consents to the assignment by the Payee to the Substitute Payee of all liabilities and obligations under the Note.]4

5. General. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and assigns. Except as set forth in the immediately preceding sentence, no person or entity other than the parties hereto and their respective successors and assigns will have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of this Agreement. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[4]	Include if assignment is with the consent of the Payor.

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